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                                                                  EXHIBIT 10.29

                            MUTUAL RELEASE AGREEMENT

         FOR AND IN CONSIDERATION OF: (i) the transfer by First Horizon Pharmaceutical Corporation (the "Company") to R. Brent Dixon (the "Executive") of title to the Lincoln Navigator (the "Automobile"), currently provided to Executive by the Company, free and clear of all liens and encumbrances, (ii) the release by the Company of Executive from the restrictions set forth in
Section 9(a) of the Employment Agreement dated as of January 1, 2000 by and between the Company and Executive (the "Employment Agreement"), but only to the extent necessary to allow passive investment by the Executive in privately held businesses that may be in competition with the Company, but in which Executive does not now, or at any time within thirty-six months of the date hereof, hold any position as a director, partner, executive, officer, agent, consultant or in any other capacity in which he would be actively engaged in the decision making process of the business, and (iii) payment to Executive of a bonus in the amount of $54,500, the receipt and sufficiency of the foregoing being hereby acknowledged, each of the Company and Executive agree, covenant and bind itself or himself as follows:

         1. The Company, on behalf of itself, its directors, officers, managers, supervisors, affiliates, agents, representatives and employees, agrees to release and discharge Executive and Executive's heirs from any and all claims, actions, causes of action, grievances, charges, lawsuits, damages and/or liabilities whatsoever that it ever had, or now has, or may in the future have, whether fixed or contingent, liquidated or unliquidated and whether arising in tort, contract, statute or equity, before any federal, state, local or private court, agency, arbitrator, mediator or other entity, regardless of the relief or remedy, other than claims, actions, causes of action, etc. arising from Executive's breach of any of the post-employment terms of the Employment Agreement.

         2. Executive hereby agrees to release and discharge the Company, its shareholders, directors, officers, managers, supervisors, affiliates, agents, representatives and employees (the "Released Parties") from any and all claims, actions, causes of action, grievances, charges, lawsuits, damages, and/or liabilities whatsoever that Executive ever had, or now has, or may in the future have, whether fixed or contingent, liquidated or unliquidated and whether arising in tort, contract, statute or equity, before any federal, state, local or private court, agency, arbitrator, mediator, or any other entity, regardless of the relief or remedy, other than claims, actions, causes of action etc. arising from the Company's breach of any of the post-employment terms of the Employment Agreement. Without limitation, Executive expressly acknowledges and agrees that by entering into this Agreement, he is waiving and releasing any and all rights or claims that he may have against any of the Released Parties arising under the Age Discrimination and Employment Act of 1967, as amended, Title VII, the Rehabilitation Act of 1973, as amended, the Employment Retirement Income Security Act of 1974, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, or any other acts or statutes of federal, Georgia or common law providing remedies for wrongful discharge, defamation or invasion of privacy. Executive is also waiving and releasing, again without limiting the foregoing, any and all claims or rights asserted in that certain letter dated December 18, 2001 from Walter J. Kruger III, for Fisher & Phillips, LLP, as attorneys for Executive, to Dr. Mahendra Shah, CEO of the Company.


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Executive expressly acknowledges and agrees that (i) in return for this
Agreement, he will receive consideration beyond that which he was already entitled to receive under the Employment Agreement before entering into this Agreement; (ii) he has been advised by the Company to consult with an attorney before signing this Agreement; and (iii) he was given a copy of this Agreement on December 18, 2001 and was informed that he had up to twenty-one (21) days within which to review and consider this Agreement.

         3. Executive has been advised that he has seven (7) days following execution of this Agreement in which to revoke the Agreement. After such seven (7) days, title to the Automobile will be transferred to Executive and this Agreement will become effective, enforceable, and irrevocable unless written revocation is received by the Company from Executive on or before the close of business on the 7th day after he has executed this Agreement. If Executive attempts to revoke this Agreement after such 7 day period, such action shall not be effective or enforceable and he will forfeit the compensation or benefits described herein.

          IN WITNESS WHEREOF, the Company and the Executive have executed this document this 19th day of December 2001.


          FIRST HORIZON PHARMACEUTICAL
          CORPORATION


          By: /s/ Mahendra G. Shah, Ph.D.             /s/ R. Brent Dixon
             -----------------------------       ------------------------------
               Mahendra G. Shah, Ph.D.                 R. Brent Dixon


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